Exhibit 99.1

Vacasa Finalizes Purchase of Wyndham Vacation Rentals

Company Will Begin Integration of 9,000+ Vacation Homes, Bringing Total Inventory on Platform to 23,000+

PORTLAND, Ore. and ORLANDO, Fla., - (Oct. 23, 2019) - Vacasa, North America’s largest vacation rental management platform, today announced that it has finalized its acquisition of Wyndham Vacation Rentals from Wyndham Destinations (NYSE: WYND), the global leader in vacation ownership and exchange, for a purchase price of $162 million. Vacasa financed the acquisition of Wyndham Vacation Rentals through a combination of cash and equity. Wyndham Destinations received proceeds at closing of $156 million in cash and $10 million in Vacasa equity. The purchase agreement contains customary post-closing adjustments.

Vacasa signed a definitive purchase agreement with Wyndham Destinations on July 30. Now that the deal has closed, Vacasa will immediately begin to migrate the Wyndham Vacation Rentals portfolio of 9,000+ homes in 50 destinations into its platform. Vacasa will manage more than 23,000 homes across North America, Europe, Central and South America, and Africa.

“The Wyndham Vacation Rentals team brings a tremendous amount of hospitality expertise, and we are excited to welcome them to Vacasa,” said Eric Breon, founder and CEO of Vacasa. “Our industry-leading yield management and marketing will generate optimal revenue for homeowners, and the unity of our local teams will continue to create five-star experiences for our guests.”

Vacasa will integrate Wyndham Vacation Rentals signature brands including Corolla Classic Vacations, Hatteras Realty, Kaiser Realty, Oceana, ResortQuest, ResortQuest Whistler, Smoky Mountains Property Management and Vacation Palm Springs onto its platform over the next 12 months. The full integration is expected to be complete by the fall of 2020.

In addition to acquiring Wyndham Vacation Rentals property management contracts, Vacasa will absorb management of 140 homeowners associations (HOAs), which will fold under Vacasa Community Association Management. Short-term rental-focused HOAs in Alabama, Colorado, Delaware, Florida, South Carolina and Utah will transition to Vacasa, bringing the total HOAs under management to 156.

“Throughout the past few months, our team has worked closely with Vacasa leadership to establish a path forward for Wyndham Vacation Rentals, our shareholders, our homeowners, our guests and our associates,” said Michael D. Brown, president and CEO of Wyndham Destinations. “We believe this transition will maximize the value and strengthen the long-term success of all entities. Our confidence in this strategy is reflected in the equity interest we have retained in Vacasa, and we look forward to the evolution of this thriving business.”

About Vacasa
Vacasa is North America’s largest vacation rental management platform, offering property management and real estate services directly, and through licensed subsidiaries. Leveraging industry-leading technology, Vacasa maximizes revenue for homeowners and its partners, and provides unforgettable experiences for guests. Founded in 2009, Vacasa and its subsidiaries manage a growing portfolio of more than 14,000 vacation homes in the U.S., Europe, Central and South America, and Africa. In 10 years, Vacasa has grown to more than 3,300 employees, has been honored as the Oregon Better Business Bureau Large Business of the Year and was ranked ninth on the Inc. 5000 Fastest-Growing Companies list. For more information, visit www.vacasa.com.

About Wyndham Destinations
Wyndham Destinations, Inc. (NYSE:WYND) believes in putting the world on vacation. As the world’s largest vacation ownership and exchange company, Wyndham Destinations offers everyday travelers the opportunity to own, exchange or rent their vacation experience while enjoying the quality, flexibility and value that Wyndham delivers. The company’s global presence in approximately 110 countries means more vacation choices for its four million members and owner families, with more than 220 resorts which offer a contemporary take on the timeshare model - including vacation club brands Club Wyndham®, WorldMark® by Wyndham and Margaritaville Vacation Club® by Wyndham, and 4,300+ affiliated resorts through RCI, the world’s leader in vacation exchange. Year after year, a worldwide team of more than 23,000 associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination. Learn more at WyndhamDestinations.com. Connect with us on Twitter: @WynDestinations; Facebook: @WyndhamDestinations; Instagram: @WyndhamDestinations; YouTube: @WyndhamDestinations; and LinkedIn: @WyndhamDestinations.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding Wyndham Destinations’ expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause Wyndham Destinations’ actual results to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this press release include statements about Wyndham Destinations’ plans and strategies and future events, including expectations with respect to future revenue resulting from Wyndham Destinations’ equity interest in Vacasa after the transaction, among other things. These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including, among others: (1) Wyndham Destinations’ ability to execute on its strategy; (2) the risk that the disposition of Wyndham Vacation Rentals may not prove successful and could result in operating difficulties; and (3) other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in Wyndham Destinations’ most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in Wyndham Destinations’ periodic filings with the SEC. Although Wyndham Destinations believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. Except as required by law, Wyndham Destinations undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise.

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Media Contacts:

Sarah Tatone
Head of Communications & PR, Vacasa
Sarah.Tatone@vacasa.com
(971) 409-2061

Steven Goldsmith
Public Relations, Wyndham Destinations
Steven.Goldsmith@wyn.com
(407) 626-5882

Web Resources:
Vacasa
Twitter: @Vacasarentals
Facebook: @Vacasa
Instagram: @Vacasa
YouTube: @Vacasa
LinkedIn: @Vacasa

Wyndham Destinations
Twitter: @WynDestinations
Facebook: @WyndhamDestinations

Instagram: @WyndhamDestinations
YouTube: @WyndhamDestinations
LinkedIn: @WyndhamDestinations